June 2023

Preliminary Pricing Supplement filed pursuant to Rule 424(b)(2) dated June 16, 2023 / Registration Statement No. 333- 269296

STRUCTURED INVESTMENTS - Opportunities in Commodities and U.S. and International Equities

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated June 16, 2023.
GS Finance Corp.

PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024

Principal at Risk Securities

The Performance Leveraged Upside SecuritiesSM (PLUS) do not bear interest and are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your PLUS at stated maturity (expected to be January 2, 2024) is based on the performance of a weighted basket composed of the Invesco S&P 500® Equal Weight ETF (25.00% weighting), the iShares® MSCI Emerging Markets ETF (15.00% weighting), the VanEck Gold Miners ETF (15.00% weighting), the EURO STOXX 50® Index (15.00% weighting), the Energy Select Sector SPDR® Fund (10.00% weighting), the iShares® Silver Trust (10.00% weighting) and the SPDR® S&P® Bank ETF (10.00% weighting), as measured from the pricing date (expected to be June 30, 2023) to and including the valuation date (expected to be December 27, 2023).

The return on your PLUS is linked, in part, to the performances of the Invesco S&P 500® Equal Weight ETF, the iShares® MSCI Emerging Markets ETF, the VanEck Gold Miners ETF, the Energy Select Sector SPDR® Fund and the SPDR® S&P® Bank ETF (each, an ETF), and not to that of the S&P 500® Equal Weight Index, the MSCI Emerging Markets Index, the NYSE Arca Gold Miners Index, the Energy Select Sector Index or the S&P Banks Select Industry Index (each, an underlying index) on which the respective ETFs are based.

The initial basket value is 100, and the final basket value (the basket closing value on the valuation date) will equal the sum of the products, as calculated separately for each basket component, of: (i) the final basket component value multiplied by (ii) the applicable multiplier. The multiplier will equal, for each basket component, the quotient of (i) the weighting of such basket component multiplied by 100 divided by (ii) the initial basket component value.

At maturity, if the final basket value is greater than the initial basket value of 100, the return on your PLUS will be positive and equal to the product of the leverage factor of 200% multiplied by the basket percent change (the percentage change in the final basket value from the initial basket value), subject to the maximum payment of at least $1,095.00 per PLUS (set on the pricing date). If the final basket value is less than the initial basket value, you will lose a portion of your investment. Declines in one or more basket components may offset increases in the other basket components. Due to the unequal weighting of each basket component, the performances of the basket components with greater weights will have a significantly larger impact on the return on your PLUS than the performances of the basket components with lesser weights.

At maturity, for each $1,000 principal amount of your PLUS, you will receive an amount in cash equal to:

•
if the final basket value is greater than the initial basket value, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) 2.00 times (c) basket percent change, subject to the maximum payment at maturity of at least $1,095.00 (set on the pricing date); or
•
if the final basket value is equal to or less than the initial basket value, the product of (i) $1,000 times (ii) the quotient of (a) the final basket value divided by (b) the initial basket value.

The PLUS are for investors who seek the potential to earn 200% of any positive return of the basket, subject to the maximum payment at maturity, are willing to forgo interest payments and are willing to risk losing their entire investment if the final basket value has declined from the initial basket value.

SUMMARY TERMS (continued on page PS-2)
Issuer / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Basket:

as described more fully below, a weighted basket composed of the Invesco S&P 500® Equal Weight ETF (Bloomberg symbol, “RSP UP Equity”), the iShares® MSCI Emerging Markets ETF (Bloomberg symbol, “EEM UP Equity”), the VanEck Gold Miners ETF (Bloomberg symbol, “GDX UP Equity”), the EURO STOXX 50® Index (Bloomberg symbol, “SX5E Index”), the Energy Select Sector SPDR® Fund (Bloomberg symbol, “XLE UP Equity”), the iShares® Silver Trust (Bloomberg symbol, “SLV UP Equity”) and the SPDR® S&P® Bank ETF (Bloomberg symbol, “KBE UP Equity”)

Pricing date:	June , 2023 (expected to price on or about June 30, 2023)
Original issue date:	July , 2023 (expected to be July 6, 2023)
Valuation date:	expected to be December 27, 2023, subject to postponement
Stated maturity date:	expected to be January 2, 2024, subject to postponement
Stated principal -amount/Original issue price:	$1,000 per PLUS / 100% of the principal amount
Estimated value range:	$900 to $960 per PLUS. See the following page for more information.

Your investment in the PLUS involves certain risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-15. You should read the disclosure herein to better understand the terms and risks of your investment.

Original issue date:	July , 2023	Original issue price:	100.00% of the principal amount
Underwriting discount:	1.75% ($ in total)*	Net proceeds to the issuer:	98.25% ($ in total)

* Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $17.50 for each PLUS it sells. It has informed us that it intends to internally allocate $5.00 of the selling concession for each PLUS as a structuring fee.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

The issue price, underwriting discount and net proceeds listed on the cover page relate to the PLUS we sell initially. We may decide to sell additional PLUS after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in PLUS will depend in part on the issue price you pay for such PLUS.

GS Finance Corp. may use this prospectus in the initial sale of the PLUS. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a PLUS after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

ADDITIONAL SUMMARY TERMS
Basket (continued from previous page):	Basket component	Basket component weighting	Initial basket component value	Multiplier
	Invesco S&P 500® Equal Weight ETF	25.00%
	iShares® MSCI Emerging Markets ETF	15.00%
	VanEck Gold Miners ETF	15.00%
	EURO STOXX 50® Index	15.00%
	Energy Select Sector SPDR® Fund	10.00%
	iShares® Silver Trust	10.00%
	SPDR® S&P® Bank ETF	10.00%

We refer to each of the Invesco S&P 500® Equal Weight ETF, the iShares® MSCI Emerging Markets ETF, the VanEck Gold Miners ETF, the Energy Select Sector SPDR® Fund, the iShares® Silver Trust and the SPDR® S&P® Bank ETF singularly as a basket ETF and collectively as the basket ETFs, and we refer to the EURO STOXX 50® Index as the basket index and, together with the basket ETFs, as the basket components.

Payment at maturity:

If the final basket value is greater than the initial basket value,

$1,000 + the leveraged upside payment, subject to the maximum payment at maturity.

In no event will the payment at maturity exceed the maximum payment at maturity.

If the final basket value is equal to or less than the initial basket value,

$1,000 × the basket performance factor

This amount will be equal to or less than the stated principal amount of $1,000 and could be zero.

Leveraged upside payment:	$1,000 × leverage factor × basket percent change
Leverage factor:	200%
Maximum payment at maturity (set on the pricing date):	at least $1,095.00 per PLUS (at least 109.50% of the stated principal amount)
Basket percent change:	(final basket value - initial basket value) / initial basket value
Initial basket value:	100
Final basket value:	The basket closing value on the valuation date
Basket closing value:	The basket closing value on any day is the sum of the products of the basket component closing value of each basket component times the applicable multiplier for such basket component on such date.
Basket component closing value:	In the case of each basket component, the closing value of such basket component.
Multiplier:

Each multiplier will be set on the pricing date based on the applicable basket component’s respective initial basket component value so that each basket component will represent its applicable basket component weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the PLUS and will equal, for each basket component, (i) the product of the applicable basket component weighting times 100 divided by (ii) the applicable initial basket component value. See “Basket—Multiplier” above.

Basket performance factor:	final basket value / initial basket value
CUSIP / ISIN:	40057TCH5 / US40057TCH59
Listing:	The PLUS will not be listed on any securities exchange
Underwriter:	Goldman Sachs & Co. LLC

June 2023

Estimated Value of Your PLUS

The estimated value of your PLUS at the time the terms of your PLUS are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be in the range (the estimated value range) specified on the cover of this pricing supplement (per $1,000 principal amount), which is less than the original issue price. The value of your PLUS at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell PLUS (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your PLUS at the time of pricing, plus an additional amount (initially equal to $ per $1,000 principal amount).

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your PLUS (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your PLUS (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through , as described below). On and after , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your PLUS (if it makes a market) will equal approximately the then-current estimated value of your PLUS determined by reference to such pricing models.

With respect to the $ initial additional amount:

• $ will decline to zero on a straight-line basis from the time of pricing through ; and

• $ will decline to zero on a straight-line basis from through .

About Your PLUS

The PLUS are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

• General terms supplement no. 8,999 dated February 13, 2023

• Underlier supplement no. 34 dated June 9, 2023

• Prospectus supplement dated February 13, 2023

• Prospectus dated February 13, 2023

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your PLUS.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “trading day” shall be deemed to refer to “basket component business day”, “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price,” “closing value,” “index closing value” or “ETF closing price”, as applicable.

Please note that, for purposes of this pricing supplement, references in the underlier supplement no. 34 to “underlier(s)”, “indices”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “pricing date” and “underlying index publisher”, respectively.

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

We refer to the PLUS we are offering by this pricing supplement as the “offered PLUS” or the “PLUS”. Each of the offered PLUS has the terms described under “Summary Terms” and “Additional Provisions” in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated February 13, 2023, references to the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated February 13, 2023, for Medium-Term Notes, Series F, references to the “accompanying underlier supplement no. 34” mean the accompanying underlier supplement no. 34 dated June 9, 2023 and references to the “accompanying general terms supplement no. 8,999” mean the accompanying general terms supplement no. 8,999, dated February 13, 2023, in each case of GS Finance Corp. and The Goldman Sachs Group, Inc. The PLUS will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

Investment Summary

Performance Leveraged Upside Securities

The PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 (the “PLUS”) can be used:

•
As an alternative to direct exposure to the basket that enhances returns for a limited range of positive performance of the basket, subject to the maximum payment at maturity
•
To potentially outperform the basket with respect to moderate increases in the basket from the initial basket value to the final basket value.

However, you will not receive dividends on the basket ETFs or the stocks comprising the basket components (with respect to any basket component, the “basket component stocks”) or any interest payments on your PLUS.

If the final basket value is less than the initial basket value, the PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	Approximately 6 months
Payment at maturity:

•    If the final basket value is greater than the initial basket value, $1,000 + the leveraged upside payment, subject to the maximum payment at maturity. In no event will the payment at maturity exceed the maximum payment at maturity.

•    If the final basket value is equal to or less than the initial basket value, $1,000 × the basket performance factor. This amount will be equal to or less than the stated principal amount of $1,000 and could be zero.

Leverage factor:	200% (applicable only if the final basket value is greater than the initial basket value)
Basket percent change:	(final basket value – initial basket value) / initial basket value
Leveraged upside payment:	$1,000 × leverage factor × basket percent change
Basket performance factor:	final basket value / initial basket value

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Maximum payment at maturity (set on the pricing date):	at least $1,095.00 per PLUS (at least 109.50% of the stated principal amount)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the PLUS.
Basket component weightings:

the Invesco S&P 500® Equal Weight ETF (25.00% weighting), the iShares® MSCI Emerging Markets ETF (15.00% weighting), the VanEck Gold Miners ETF (15.00% weighting), the EURO STOXX 50® Index (15.00% weighting), the Energy Select Sector SPDR® Fund (10.00% weighting), the iShares® Silver Trust (10.00% weighting) and the SPDR® S&P® Bank ETF (10.00% weighting)

Interest:	None
Redemption:	None. The PLUS will not be subject to redemption right or price dependent redemption right.

Key Investment Rationale

The PLUS offer leveraged exposure to a limited range of positive performance of the basket. In exchange for enhanced performance of 200.00% of the appreciation of the basket, investors forgo performance above the maximum payment at maturity of at least $1,095.00 per PLUS. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus the leveraged upside payment, subject to the maximum payment at maturity of at least $1,095.00 per PLUS. However, if the basket has depreciated in value, investors will lose 1.00% for every 1.00% decline in the basket value from the pricing date to the valuation date of the PLUS. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. Investors will not receive dividends on the basket ETFs or the basket component stocks or any interest payments on the PLUS and investors may lose their entire initial investment in the PLUS. All payments on the PLUS are subject to the credit risk of GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor.

Leveraged Performance Up to a Cap

The PLUS offer investors an opportunity to capture enhanced returns relative to a direct investment in the basket, within a limited range of positive performance. However, investors will not receive dividends on the basket ETFs or the basket component stocks or any interest payments on the PLUS.

Upside Scenario

The basket increases in value. In this case, you receive a full return of principal as well as 200% of the increase in the value of the basket, subject to the maximum payment at maturity of at least $1,095.00 per PLUS (at least 109.50% of the stated principal amount). For example, if the final basket value is 2.00% greater than the initial basket value, the PLUS will provide a total return of 4.00% at maturity.

Par Scenario	The final basket value is equal to the initial basket value. In this case, you receive the stated principal amount of $1,000 at maturity.
Downside Scenario

The basket declines in value. In this case, you receive less than the stated principal amount by an amount proportionate to the decline in the value of the basket from the initial basket value. For example, if the final basket value is 30.00% less than the initial basket value, the PLUS will provide at maturity a loss of 30.00% of principal. In this case, you receive $700.00 per PLUS, or 70.00% of the stated principal amount. There is no minimum payment at maturity on the PLUS, and you could lose your entire investment.

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

How the PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$1,000 per PLUS
Leverage factor:	200%
Maximum payment at maturity:	$1,095.00 per PLUS (109.50% of the stated principal amount)
Minimum payment at maturity:	None

PLUS Payoff Diagram

150%
100%
50%
0%
Hypothetical Payment at maturity Amount as % of Face Amount
109.50%
Leveraged Performance
Maximum Payment at Maturity as % of Stated principal amount
PLUS Performance
Basket Performance
104.75%
0%
50%
100%
150%
Hypothetical Final Basket Level as % of Initial Baslet Level

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

How it works

☐

Upside Scenario. If the final basket value is greater than the initial basket value, investors will receive the $1,000 stated principal amount plus 200% of the appreciation of the basket from the pricing date to the valuation date of the PLUS, subject to the maximum payment at maturity. Under the terms of the PLUS, investors will realize the maximum payment at maturity at a final basket value of 104.75% of the initial basket value.

	☐	If the basket appreciates 2.00%, investors will receive a 4.00% return, or $1,040.00 per PLUS.
☐	Par Scenario. If the final basket value is equal to the initial basket value, investors will receive the $1,000 stated principal amount per PLUS.
☐

Downside Scenario. If the final basket value is less than the initial basket value, investors will receive an amount that is less than the $1,000 stated principal amount, based on a 1.00% loss of principal for each 1.00% decline in the basket. Under these circumstances, the payment at maturity will be less than the stated principal amount per PLUS. There is no minimum payment at maturity on the PLUS.

	☐	If the basket depreciates 30.00%, investors will lose 30.00% of their principal and receive only $700.00 per PLUS at maturity, or 70.00% of the stated principal amount.

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Additional Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that the various hypothetical basket closing values or hypothetical closing values of the basket components on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The examples below are based on a range of final basket values and closing values of the basket components that are entirely hypothetical; the basket closing value on any day throughout the life of the PLUS, including the final basket value on the valuation date, cannot be predicted. The basket components have been highly volatile in the past — meaning that the closing values of the basket components have changed considerably in relatively short periods — and their performances cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered PLUS assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your PLUS in a secondary market prior to the stated maturity date, your return will depend upon the market value of your PLUS at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the basket components and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Stated principal amount	$1,000
Leverage factor	200.00%
Maximum payment at maturity	$1,095.00

Neither a market disruption event nor a non-basket component business day occurs with respect to any basket component on the originally scheduled valuation date

No change in or affecting any of (i) the basket components, (ii) the basket component stocks, (iii) the method by which the applicable publisher calculates the basket index or the underlying index of the Invesco S&P 500® Equal Weight ETF, the iShares® MSCI Emerging Markets ETF, the VanEck Gold Miners ETF, the Energy Select Sector SPDR® Fund or the SPDR® S&P® Bank ETF or (iv) the policies of the basket component investment advisors of the basket ETFs

PLUS purchased on original issue date at the stated principal amount and held to the stated maturity date

Moreover, we have not yet set the initial basket component values that will serve as the baseline for determining the amount that we will pay on your PLUS, at maturity. We will not do so until the pricing date. As a result, the actual initial basket component values may differ substantially from the basket component closing values prior to the pricing date.

For these reasons, the actual performance of the basket over the life of your PLUS, as well as the amount payable at maturity, if any, may bear little relation to the hypothetical examples shown below or to the historical basket component closing values shown elsewhere in this pricing supplement. For information about the historical values of the basket components during recent periods, see “The Basket and the Basket Components — Historical Basket Component Closing Values of the Basket Components and Basket Closing Values” below. Before investing in the offered PLUS, you should consult publicly available information to determine the values of the basket component between the date of this pricing supplement and the date of your purchase of the offered PLUS.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your PLUS, tax liabilities could affect the after-tax rate of return on your PLUS to a comparatively greater extent than the after-tax return on the basket component stocks.

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

The values in the left column of the table below represent hypothetical final basket values and are expressed as percentages of the initial basket value. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final basket value, and are expressed as percentages of the stated principal amount of a PLUS (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered PLUS on the stated maturity date would equal 100.000% of the stated principal amount of a PLUS, based on the corresponding hypothetical final basket value and the assumptions noted above.

Hypothetical Final Basket Value (as Percentage of Initial Basket Value)	Hypothetical Payment at Maturity (as Percentage of Stated Principal Amount)
175.000%	109.500%
150.000%	109.500%
110.000%	109.500%
104.750%	109.500%
102.000%	104.000%
101.000%	102.000%
100.000%	100.000%
95.000%	95.000%
75.000%	75.000%
50.000%	50.000%
25.000%	25.000%
0.000%	0.000%

If, for example, the final basket value were determined to be 25.000% of the initial basket value, the payment at maturity that we would deliver on your PLUS at maturity would be 25.000% of the stated principal amount of your PLUS, as shown in the table above. As a result, if you purchased your PLUS on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your PLUS at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment). If the final basket value were determined to be zero, you would lose your entire investment in the PLUS. In addition, if the final basket value were determined to be 175.000% of the initial basket value, the payment at maturity that we would deliver on your PLUS at maturity would be limited to the maximum payment at maturity, or 109.500% of each $1,000 principal amount of your PLUS, as shown in the table above. As a result, if you held your PLUS to the stated maturity date, you would not benefit from any increase in the final basket value over 104.750% of the initial basket value.

The following examples illustrate the hypothetical payment at maturity for each PLUS based on hypothetical basket component closing values on the valuation date (which we refer to as the final basket component values) for each of the basket components, calculated based on the key terms and assumptions above.

The values in Column A represent the hypothetical initial basket component values for each basket component, and the values in Column B represent the hypothetical final basket component values for each of the basket components. The percentages in Column C represent hypothetical final basket component values for each basket component in Column B expressed as percentages of the corresponding hypothetical initial basket component values in Column A. The amounts in Column D represent the applicable multiplier for each basket component, and the amounts in Column E represent the products of the values in Column B times the corresponding amounts in Column D. The final basket value for each example is shown beneath each example, and will equal the sum of the products shown in Column E. The basket percent change will equal the quotient of (i) the final basket value for such example minus the initial basket value divided by (ii) the initial basket value, expressed as a percentage. The values below have been rounded for ease of analysis.

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Example 1: The final basket value is greater than the initial basket value. The payment at maturity amount equals the maximum payment at maturity.

	Column A	Column B	Column C	Column D	Column E

Basket Component	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Hypothetical Multiplier	Column B x Column D
Invesco S&P 500® Equal Weight ETF (25.00% weighting)	100.00	150.00	150.00%	0.25000	37.50
iShares® MSCI Emerging Markets ETF (15.00% weighting)	100.00	150.00	150.00%	0.15000	22.50
VanEck Gold Miners ETF (15.00% weighting)	100.00	150.00	150.00%	0.15000	22.50
EURO STOXX 50® Index (15.00% weighting)	100.00	150.00	150.00%	0.15000	22.50
Energy Select Sector SPDR® Fund (10.00% weighting)	100.00	150.00	150.00%	0.10000	15.00
iShares® Silver Trust (10.00% weighting)	100.00	150.00	150.00%	0.10000	15.00
SPDR® S&P® Bank ETF (10.00% weighting)	100.00	150.00	150.00%	0.10000	15.00
			Final Basket Value:		150.00
			Basket Percent Change:		50.00%

In this example, the hypothetical final basket component values for all of the basket components are greater than the applicable hypothetical initial basket component values, which results in the hypothetical final basket value being greater than the initial basket value of 100.00. Since the hypothetical final basket value was determined to be 150.00, the hypothetical payment at maturity for each $1,000 principal amount of your PLUS will equal $1,000 plus the leveraged upside, which equals:

$1,000 + ($1,000 × 200.00% × 50.00%) = $2,000.00, which exceeds the maximum payment amount of $1,095.00.

Since this hypothetical payment at maturity exceeds the maximum payment amount, the hypothetical payment at maturity that we would deliver on your PLUS would be the maximum payment amount of $1,095.00 for each $1,000 face amount of your PLUS (i.e. 109.50% of each $1,000 principal amount of your PLUS).

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Example 2: The final basket value is greater than the initial basket value.

	Column A	Column B	Column C	Column D	Column E

Basket Component	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Hypothetical Multiplier	Column B x Column D
Invesco S&P 500® Equal Weight ETF (25.00% weighting)	100.00	101.00	101.00%	0.25000	25.25
iShares® MSCI Emerging Markets ETF (15.00% weighting)	100.00	101.00	101.00%	0.15000	15.15
VanEck Gold Miners ETF (15.00% weighting)	100.00	101.00	101.00%	0.15000	15.15
EURO STOXX 50® Index (15.00% weighting)	100.00	101.00	101.00%	0.15000	15.15
Energy Select Sector SPDR® Fund (10.00% weighting)	100.00	101.00	101.00%	0.10000	10.10
iShares® Silver Trust (10.00% weighting)	100.00	101.00	101.00%	0.10000	10.10
SPDR® S&P® Bank ETF (10.00% weighting)	100.00	101.00	101.00%	0.10000	10.10
			Final Basket Value:		101.00
			Basket Percent Change:		1.00%

In this example, the hypothetical final basket component values for all of the basket components are greater than the applicable hypothetical initial basket component values, which results in the hypothetical final basket value being greater than the initial basket value of 100.00. Since the hypothetical final basket value was determined to be 101.00, the hypothetical payment at maturity for each $1,000 principal amount of your PLUS will equal $1,000 plus the leveraged upside, which equals:

$1,000 + ($1,000 × 200.00% × 1.00%) = $1,020.00.

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Example 3: The final basket value is less than the initial basket value. The payment at maturity is less than the $1,000 principal amount.

	Column A	Column B	Column C	Column D	Column E

Basket Component	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Hypothetical Multiplier	Column B x Column D
Invesco S&P 500® Equal Weight ETF (25.00% weighting)	100.00	30.00	30.00%	0.25000	7.50
iShares® MSCI Emerging Markets ETF (15.00% weighting)	100.00	50.00	50.00%	0.15000	7.50
VanEck Gold Miners ETF (15.00% weighting)	100.00	100.00	100.00%	0.15000	15.00
EURO STOXX 50® Index (15.00% weighting)	100.00	100.00	100.00%	0.15000	15.00
Energy Select Sector SPDR® Fund (10.00% weighting)	100.00	104.50	104.50%	0.10000	10.45
iShares® Silver Trust (10.00% weighting)	100.00	104.50	104.50%	0.10000	10.45
SPDR® S&P® Bank ETF (10.00% weighting)	100.00	103.00	103.00%	0.10000	10.30
			Final Basket Value:		76.20
			Basket Percent Change:		-23.80%

In this example, the hypothetical final basket component values of the Invesco S&P 500® Equal Weight ETF and the iShares® MSCI Emerging Markets ETF are less than their applicable hypothetical initial basket component values, while the hypothetical final basket component values of the VanEck Gold Miners ETF and the EURO STOXX 50® Index are equal to their applicable hypothetical initial basket component values and the hypothetical final basket component values of the Energy Select Sector SPDR® Fund, the iShares® Silver Trust and the SPDR® S&P® Bank ETF are greater than their applicable hypothetical initial basket component values.

Because the basket components are unequally weighted, increases in the lower-weighted basket components may be more than offset by decreases in the higher-weighted basket components. In this example, the large declines in the values of the Invesco S&P 500® Equal Weight ETF and the iShares® MSCI Emerging Markets ETF result in the hypothetical final basket value being less than the initial basket value, even though the values of the VanEck Gold Miners ETF and the EURO STOXX 50® Index remained unchanged and the values of the Energy Select Sector SPDR® Fund, the iShares® Silver Trust and the SPDR® S&P® Bank ETF increased.

Because the hypothetical final basket value of 76.20 is less than the initial basket value, the hypothetical payment at maturity for each $1,000 principal amount of your PLUS will equal $1,000 times the basket performance factor, which equals:

$1,000 x (76.20/100.00) = $762.00

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Example 4: The final basket value is less than the initial basket value. The payment at maturity is less than the $1,000 principal amount.

	Column A	Column B	Column C	Column D	Column E

Basket Component	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Hypothetical Multiplier	Column B x Column D
Invesco S&P 500® Equal Weight ETF (25.00% weighting)	100.00	50.00	50.00%	0.25000	12.50
iShares® MSCI Emerging Markets ETF (15.00% weighting)	100.00	50.00	50.00%	0.15000	7.50
VanEck Gold Miners ETF (15.00% weighting)	100.00	50.00	50.00%	0.15000	7.50
EURO STOXX 50® Index (15.00% weighting)	100.00	50.00	50.00%	0.15000	7.50
Energy Select Sector SPDR® Fund (10.00% weighting)	100.00	50.00	50.00%	0.10000	5.00
iShares® Silver Trust (10.00% weighting)	100.00	50.00	50.00%	0.10000	5.00
SPDR® S&P® Bank ETF (10.00% weighting)	100.00	50.00	50.00%	0.10000	5.00
			Final Basket Value:		50.00
			Basket Percent Decrease:		-50.00%

In this example, the hypothetical final basket component values for all of the basket components are less than the applicable hypothetical initial basket component values, which results in the hypothetical final basket value being less than the initial basket value of 100.00. Since the hypothetical final basket value of 50.00 is less than the initial basket value, the hypothetical payment at maturity for each $1,000 principal amount of your PLUS will equal $1,000 times the basket performance factor, which equals:

$1,000 x (50.00/100.00) = $500.00

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the basket component stocks that may not be achieved on the valuation date and on assumptions that may prove to be erroneous. The actual market value of your PLUS on the stated maturity date or at any other time, including any time you may wish to sell your PLUS, may bear little relation to the hypothetical payments at maturity shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered PLUS. The hypothetical payments at maturity on PLUS held to the stated maturity date in the examples above assume you purchased your PLUS at their stated principal amount and have not been adjusted to reflect the actual issue price you pay for your PLUS. The return on your investment (whether positive or negative) in your PLUS will be affected by the amount you pay for your PLUS. If you purchase your PLUS for a price other than the stated principal amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Risk Factors — The Market Value of Your PLUS May Be Influenced by Many Unpredictable Factors” below.

Payments on the PLUS are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the PLUS are economically equivalent to a combination of an interest-bearing bond bought by the holder (although the PLUS do not pay interest) and one or more options entered into

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between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the PLUS or the U.S. federal income tax treatment of the PLUS, as described elsewhere in this pricing supplement.

We cannot predict the actual final basket value or what the market value of your PLUS will be on any particular index business day, nor can we predict the relationship between the basket component closing values of each basket component and the market value of your PLUS at any time prior to the stated maturity date. The actual amount that you will receive, if any, at maturity and the rate of return on the offered PLUS will depend on the actual initial basket component value for each basket component and the maximum payment at maturity, which we will set on the pricing date, and the actual final basket value determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your PLUS, if any, on the stated maturity date may be very different from the information reflected in the examples above.

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Risk Factors

An investment in your PLUS is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement no. 34 and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 8,999. You should carefully review these risks and considerations as well as the terms of the PLUS described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement no. 34 and the accompanying general terms supplement no. 8,999. Your PLUS are a riskier investment than ordinary debt securities. Also, your PLUS are not equivalent to investing directly in the basket component stocks, i.e., with respect to a basket component to which your PLUS are linked, the stocks comprising such basket component. You should carefully consider whether the offered PLUS are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

Your PLUS Do Not Bear Interest

You will not receive any interest payments on your PLUS. As a result, even if the payment at maturity payable for your PLUS on the stated maturity date exceeds the stated principal amount of your PLUS, the overall return you earn on your PLUS may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

You May Lose Your Entire Investment in the PLUS

You can lose your entire investment in the PLUS. The cash payment on your PLUS, if any, on the stated maturity date will be based on the performance of a weighted basket composed of the Invesco S&P 500® Equal Weight ETF, the iShares® MSCI Emerging Markets ETF, the VanEck Gold Miners ETF, the EURO STOXX 50® Index, the Energy Select Sector SPDR® Fund, the iShares® Silver Trust and the SPDR® S&P® Bank ETF as measured from the initial basket value set on the pricing date to the basket closing value on the valuation date. If the final basket value is less than the initial basket value, you will lose 1.00% of the stated principal amount of your PLUS for every 1.00% decline in the basket value from the pricing date to the valuation date of the PLUS, and you will lose a significant portion or all of your investment. Thus, you may lose your entire investment in the PLUS.

Also, the market price of your PLUS prior to the stated maturity date may be significantly lower than the purchase price you pay for your PLUS. Consequently, if you sell your PLUS before the stated maturity date, you may receive far less than the amount of your investment in the PLUS.

The PLUS Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the PLUS will be based on the performance of the basket components, the payment of any amount due on the PLUS is subject to the credit risk of GS Finance Corp., as issuer of the PLUS, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the PLUS. The PLUS are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the PLUS, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the PLUS, to pay all amounts due on the PLUS, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

The Return on Your PLUS Will Be Limited

Your ability to participate in any change in the value of the basket over the life of your PLUS will be limited because of the maximum payment at maturity of at least $1,095.00 per PLUS (at least 109.50% of the stated principal amount). The maximum payment at maturity will limit the payment at maturity you may receive for each of your PLUS, no matter how much the value of the basket may rise over the life of your PLUS. Although the leverage factor provides 200.00% exposure to any increase in the final basket value over the initial basket value, because

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the payment at maturity will be limited to at least 109.50% of the stated principal amount per PLUS, any increase in the final basket value over the initial basket value by more than at least 4.75% of the initial basket value will not further increase the return on the PLUS. Accordingly, the amount payable for each of your PLUS may be significantly less than it would have been had you invested directly in the basket components.

The Lower Performance of One Basket Component May Offset an Increase in Any Other Basket Component

Declines in the value of one basket component may offset an increase in the value of any other basket component. As a result, any return on the basket — and thus on your PLUS — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your PLUS at maturity.

The Return on Your PLUS Will Not Reflect Any Dividends Paid on the Basket ETFs or the Basket Component Stocks

The index publisher of the EURO STOXX 50® Index calculates the value of the basket component by reference to the prices of the applicable basket component stocks, without taking account of the value of dividends paid on those basket component stocks. Therefore, the return on your PLUS will not reflect the return you would realize if you actually owned such basket component stocks and received the dividends paid on those basket component stocks. In addition, the return on your PLUS will not reflect the return you would realize if you actually owned the Invesco S&P 500® Equal Weight ETF, the iShares® MSCI Emerging Markets ETF, the VanEck Gold Miners ETF, the Energy Select Sector SPDR® Fund, the iShares® Silver Trust and the SPDR® S&P® Bank ETF and received the dividends paid on the shares of such ETFs. You will not receive any dividends that may be paid on any of the basket component stocks by the basket component stock issuers or on the shares of the Invesco S&P 500® Equal Weight ETF, the iShares® MSCI Emerging Markets ETF, the VanEck Gold Miners ETF, the Energy Select Sector SPDR® Fund, the iShares® Silver Trust or the SPDR® S&P® Bank ETF. See “— Investing in the PLUS is Not Equivalent to Investing in the Basket ETFs or the Basket Components; You Have No Shareholder Rights or Rights to Receive Any Shares of the Basket ETFs or Any Basket Component Stock” below for additional information.

The Estimated Value of Your PLUS At the Time the Terms of Your PLUS Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your PLUS

The original issue price for your PLUS exceeds the estimated value of your PLUS as of the time the terms of your PLUS are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your PLUS”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your PLUS (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your PLUS as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your PLUS”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your PLUS”. Thereafter, if GS&Co. buys or sells your PLUS it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your PLUS at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your PLUS as of the time the terms of your PLUS are set on the pricing date, as disclosed above under “Estimated Value of Your PLUS”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the PLUS. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your PLUS in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your PLUS determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your PLUS May Be Influenced by Many Unpredictable Factors” below.

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The difference between the estimated value of your PLUS as of the time the terms of your PLUS are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the PLUS, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your PLUS. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your PLUS.

In addition to the factors discussed above, the value and quoted price of your PLUS at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the PLUS, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your PLUS, including the price you may receive for your PLUS in any market making transaction. To the extent that GS&Co. makes a market in the PLUS, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured PLUS (and subject to the declining excess amount described above).

Furthermore, if you sell your PLUS, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your PLUS in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your PLUS at any price and, in this regard, GS&Co. is not obligated to make a market in the PLUS. See “— Your PLUS May Not Have an Active Trading Market” below.

The Amount Payable on Your PLUS Is Not Linked to the Basket Component Closing Values of the Basket Components at Any Time Other than the Valuation Date

The final basket value will be based on the basket component closing value of each of the basket component on the valuation date (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the basket component closing values of the basket components dropped precipitously on the valuation date, the payment at maturity for your PLUS may be significantly less than it would have been had the payment at maturity been linked to the basket component closing values prior to such drop in the values of the basket components. Although the actual value of the basket components on the stated maturity date or at other times during the life of your PLUS may be higher than the basket component closing values of the basket components on the valuation date, you will not benefit from the basket component closing values of the basket components at any time other than on the valuation date.

The Market Value of Your PLUS May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your PLUS, we mean the value that you could receive for your PLUS if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your PLUS, including:

•
the value of the basket and the basket components;
•
the volatility – i.e., the frequency and magnitude of changes – in the basket component closing values of the basket components;
•
the dividend rates of the basket component stocks;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the basket component stocks, and which may affect the basket component closing values of the basket components;
•
interest rates and yield rates in the market;

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•
the time remaining until your PLUS mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your PLUS may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your PLUS before maturity, including the price you may receive for your PLUS in any market making transaction. If you sell your PLUS before maturity, you may receive less than the principal amount of your PLUS or the amount you may receive at maturity.

You cannot predict the future performance of the basket components based on their historical performance. The actual performance of the basket components over the life of the offered PLUS or the payment at maturity may bear little or no relation to the historical basket component closing values of the basket components or to the hypothetical examples shown elsewhere in this pricing supplement.

Your PLUS May Not Have an Active Trading Market

Your PLUS will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your PLUS. Even if a secondary market for your PLUS develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your PLUS in any secondary market could be substantial.

If the Values of the Basket Components Change, the Market Value of Your PLUS May Not Change in the Same Manner

The price of your PLUS may move quite differently than the performance of the basket components. Changes in the value of one or more of the basket components may not result in a comparable change in the market value of your PLUS. Even if the value of one or more of the basket components increases above its initial basket component value during some portion of the life of the PLUS, the market value of your PLUS may not reflect this amount. We discuss some of the reasons for this disparity under “— The Market Value of Your PLUS May Be Influenced by Many Unpredictable Factors” above.

Investing in the PLUS is Not Equivalent to Investing in the Basket ETFs or the Basket Components; You Have No Shareholder Rights or Rights to Receive Any Shares of the Basket ETFs or Any Basket Component Stock

Investing in your PLUS is not equivalent to investing in the Invesco S&P 500® Equal Weight ETF, the iShares® MSCI Emerging Markets ETF, the VanEck Gold Miners ETF, the Energy Select Sector SPDR® Fund, the iShares® Silver Trust and the SPDR® S&P® Bank ETF (each, a basket ETF) or the basket component stocks, and will not make you a holder of any shares of the basket ETFs or the basket component stocks. Neither you nor any other holder or owner of your PLUS will have any rights with respect to the basket ETFs or the basket component stocks, including any voting rights, any right to receive dividends or other distributions, any rights to make a claim against the basket ETFs or the basket component stock issuers or any other rights of a holder of shares of the basket ETFs or the basket component stocks. Your PLUS will be paid in cash and you will have no right to receive delivery of any shares of the basket ETFs or any basket component stocks.

We May Sell an Additional Aggregate Stated Principal Amount of the PLUS at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the PLUS subsequent to the date of this pricing supplement. The issue price of the PLUS in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

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If You Purchase Your PLUS at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on PLUS Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the PLUS Will be Negatively Affected

The payment at maturity will not be adjusted based on the issue price you pay for the PLUS. If you purchase PLUS at a price that differs from the stated principal amount of the PLUS, then the return on your investment in such PLUS held to the stated maturity date will differ from, and may be substantially less than, the return on PLUS purchased at stated principal amount. If you purchase your PLUS at a premium to stated principal amount and hold them to the stated maturity date the return on your investment in the PLUS will be lower than it would have been had you purchased the PLUS at stated principal amount or a discount to stated principal amount.

Risks Related to Conflicts of Interest

Other Investors May Not Have the Same Interests as You

Other investors in the PLUS are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your PLUS, the underlying stocks or other similar securities, which may adversely impact the market for or value of your PLUS.

Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the PLUS and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the PLUS

Goldman Sachs has hedged or expects to hedge our obligations under the PLUS by purchasing listed or over-the-counter options, futures and/or other instruments linked to the basket components and the basket component stocks. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the basket components or the basket component stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date for your PLUS. Alternatively, Goldman Sachs may hedge all or part of our obligations under the PLUS with unaffiliated distributors of the PLUS which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other index-linked securities whose returns are linked to changes in the value of the basket components or the basket component stocks, as applicable.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the PLUS or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the PLUS; hedging the exposure of Goldman Sachs to the PLUS including any interest in the PLUS that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the PLUS.

Any of these hedging or other activities may adversely affect the values of the basket components — directly or indirectly by affecting the value of the basket component stocks — and therefore the market value of your PLUS and the amount we will pay on your PLUS, if any, at maturity. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the PLUS. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the PLUS, and may receive substantial returns on hedging or other activities while the value of your PLUS declines. In addition, if the distributor from which you purchase PLUS is to conduct hedging activities in connection with the PLUS, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the

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distributor receives for the sale of the PLUS to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the PLUS to you in addition to the compensation they would receive for the sale of the PLUS.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the PLUS

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your PLUS, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the PLUS.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your PLUS, or similar or linked to the basket components or basket component stocks. Investors in the PLUS should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the PLUS for liquidity, research coverage or otherwise.

Additional Risks Related to the Invesco S&P 500® Equal Weight ETF, the iShares® MSCI Emerging Markets ETF, the VanEck Gold Miners ETF, the Energy Select Sector SPDR® Fund and the SPDR® S&P® Bank ETF

Except to the Extent that the Common Stock of The Goldman Sachs Group, Inc. Is One of the Common Stocks Currently Held by a Basket ETF and One of the Common Stocks that Comprise Its Index, and Except to the Extent that GS&Co. and One or More of Our Other Affiliates Act as Authorized Participants in the Distribution of, and, at Any Time, May Hold, Shares of a Basket ETF, There Is No Affiliation Between the Basket Component Investment Advisor of Such Basket ETF or Its Basket Component Publisher and Us

The common stock of The Goldman Sachs Group, Inc. is one of the basket component stocks comprising the S&P 500® Equal Weight Index and is one of the common stocks currently held by the Invesco S&P 500® Equal Weight ETF. In addition, GS&Co. and one or more of our other affiliates may act, from time to time, as authorized participants in the distribution of shares of the basket ETFs, and, at any time, may hold shares of the basket ETFs. Goldman Sachs is not otherwise affiliated with the basket component investment advisors, basket component publishers or the issuers of the basket component stocks. We or our affiliates may currently or from time to time in the future engage in business with the basket component investment advisors, basket component publishers or the issuers of the basket component stocks. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the basket ETFs, the underlying indices or the issuers of the basket component stocks. You, as an investor in your PLUS, should make your own investigation into the basket ETF, the index and the issuers of the basket component stocks.

Other than as set forth herein with respect to The Goldman Sachs Group, Inc., neither the basket component investment advisors nor any of the other issuers of the basket component stocks are involved in the offering of your PLUS in any way and none of them have any obligation of any sort with respect to your PLUS. Thus, neither the basket component investment advisors nor any issuers of the other basket component stocks have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the market value of your PLUS.

The Policies of the Basket Component Investment Advisor of the Basket ETFs and of the Publisher of the Underlying Index Tracked By Any Basket ETF Could Affect the Amount Payable on Your PLUS and Their Market Value

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GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

The basket component investment advisor of the basket ETFs may from time to time be called upon to make certain policy decisions or judgments with respect to such basket ETF, including those concerning the calculation of the net asset value of such basket ETF, additions, deletions or substitutions of securities held by such basket ETF and the manner in which changes affecting the underlying index for such basket ETF are reflected in such basket ETF that could affect the market price of the shares of that basket ETF, and therefore, the amount payable on your PLUS on the stated maturity date. The amount payable on your PLUS and their market value could also be affected if the basket component investment advisor changes its policies, for example, by changing the manner in which it calculates the net asset value of such basket ETF, or if the basket component investment advisor discontinues or suspends calculation or publication of the net asset value of such basket ETF, in which case it may become difficult or inappropriate to determine the market value of your PLUS.

If events such as these occur, the calculation agent — which initially will be GS&Co. — may determine the basket component closing value of the basket ETFs on the valuation date — and thus the amount payable on the stated maturity date, if any — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the basket component closing value of the basket components on the valuation date and the payment at maturity more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier That is an Index or an Exchange Traded Fund” on page S-27 and “— Role of Calculation Agent” on page S-28 of the accompanying general terms supplement no. 8,999.

In addition, the publisher of the underlying index of any basket ETF owns that underlying and is responsible for the design and maintenance of that underlying index. The policies of a publisher of any basket ETF’s underlying index concerning the calculation of a particular underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in that underlying index, could affect the value of that underlying index and, consequently, could affect the market prices of shares of the related basket ETF and, therefore, the amount payable on your PLUS and their market value.

There Is No Assurance That an Active Trading Market Will Continue For the Basket ETFs or That There Will Be Liquidity in Any Such Trading Market; Further, the Basket ETFs Are Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the shares of the basket ETFs and a number of similar products have been listed for trading on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any basket ETF or that there will be liquidity in the trading market.

In addition, each basket ETF is subject to management risk, which is the risk that the basket component investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. No basket ETF is actively managed and each basket ETF may be affected by a general decline in market segments relating to its underlying index. The basket component investment advisor invests in securities included in, or representative of, the underlying index regardless of their investment merits. The basket ETFs investment advisor does not attempt to take defensive positions in declining markets. In addition, each basket ETFs’ investment advisor may be permitted to engage in securities lending with respect to a portion of a basket ETF’s total assets, which could subject the basket ETF to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the basket ETFs are subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories.

Further, each basket ETFs is subject to listing standards adopted by the securities exchange on which it is listed for trading. There can be no assurance that the basket ETFs will continue to meet the applicable listing requirements, or that the basket ETFs will not be delisted.

Each Basket ETF and Its Underlying Index are Different and the Performance of Each Basket ETF May Not Correlate With the Performance of Its Underlying Index

Each basket ETF may not hold all or substantially all of the equity securities included in its underlying index and may hold securities or assets not included in its underlying index. Therefore, while the performance of each basket ETF is generally linked to the performance of its underlying index, the performance of each basket ETF is also linked in part to shares of equity securities not included in its underlying index and to the performance of other

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GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with its basket component investment advisor.

Imperfect correlation between a basket ETF’s portfolio securities and those in its underlying index, rounding of prices, changes to its underlying index and regulatory requirements may cause tracking error, which is the divergence of a basket ETF’s performance from that of its underlying index.

In addition, the performance of each basket ETF will reflect additional transaction costs and fees that are not included in the calculation of its underlying index and this may increase the tracking error of each basket ETF. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between each basket ETF and its underlying index. Finally, because the shares of each basket ETF are traded on an exchange and are subject to market supply and investor demand, the market value of one share of a basket ETF may differ from the net asset value per share of that basket ETF.

For all of the foregoing reasons, the performance of any basket ETF may not correlate with the performance of its underlying index. Consequently, the return on the PLUS will not be the same as investing directly in each basket ETF or in each underlying index or in any of the respective basket component stocks or in any of the respective basket component stocks comprising such underlying index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of each underlying index.

Additional Risks Related to the EURO STOXX 50® Index

The Policies of the Basket Component Publisher of the EURO STOXX 50® Index and Changes That Affect the EURO STOXX 50® Index or the Basket Component Stocks Comprising the EURO STOXX 50® Index Could Affect the Payment at Maturity and the Market Value of the PLUS

The policies of the basket component publisher of the EURO STOXX 50® Index concerning the calculation of the value of the EURO STOXX 50® Index, additions, deletions or substitutions of basket component stocks comprising the EURO STOXX 50® Index and the manner in which changes affecting the basket component stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the value of the EURO STOXX 50® Index, could affect the value of the EURO STOXX 50® Index and, therefore, the payment at maturity and the market value of your PLUS before the stated maturity date. The payment at maturity and the market value of your PLUS could also be affected if the basket component publisher changes these policies, for example, by changing the manner in which it calculates the basket component closing value or if the basket component publisher discontinues or suspends calculation or publication of the value of the EURO STOXX 50® Index, in which case it may become difficult to determine the market value of your PLUS. If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the basket component closing value of the EURO STOXX 50® Index on any such date — and thus the payment at maturity — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the basket component closing value of the basket components on the valuation date and the payment at maturity more fully under “Supplemental Terms of the Notes— Discontinuance or Modification of an Underlier That is an Index or an Exchange-Traded Fund” on page S-27 and “— Role of Calculation Agent” on page S-28 of the accompanying general terms supplement no. 8,999.

Additional Risks Related to the iShares® MSCI Emerging Markets ETF, the VanEck Gold Miners ETF and the EURO STOXX 50® Index

An Investment in the Offered PLUS Is Subject to Risks Associated with Foreign Securities

The value of your PLUS is linked, in part, to the iShares® MSCI Emerging Markets ETF and the VanEck Gold Miners ETF that hold stocks from one or more foreign securities markets, including stocks traded in the equity markets of emerging market countries, and, in part, to the EURO STOXX 50® Index that is comprised of stocks from one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly

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available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Because foreign exchanges may be open on days when the iShares® MSCI Emerging Markets ETF or the VanEck Gold Miners ETF is not traded, the value of the securities underlying such basket components may change on days when shareholders will not be able to purchase or sell shares of such basket components. This could result in premiums or discounts to a basket component’s net asset value that may be greater than those experienced by an exchange traded fund that does not hold foreign assets.

The countries whose markets are represented by the iShares® MSCI Emerging Markets ETF and the VanEck Gold Miners ETF include emerging market countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. It will also likely be more costly and difficult for the basket component investment advisor to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the stocks included in the basket component.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of a Basket Component with Basket Component Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the PLUS

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of a basket component with basket component stocks from one or more foreign securities markets and could negatively affect your investment in the PLUS in a variety of ways, depending on the nature of such government regulatory action and the basket component stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed notes). If the prohibitions in those executive orders (or prohibitions under other government

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GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

regulatory action) become applicable to basket component stocks that are currently included in a basket component or that in the future are included in a basket component, such basket component stocks may be removed from a basket component. If government regulatory action results in the removal of basket component stocks that have (or historically have had) significant weight in a basket component, such removal could have a material and negative effect on the value of such basket component and, therefore, your investment in the PLUS. Similarly, if basket component stocks that are subject to those executive orders or subject to other government regulatory action are not removed from a basket component, the value of the PLUS could be materially and negatively affected, and transactions in, or holdings of, the PLUS may become prohibited under United States law. Any failure to remove such basket component stocks from a basket component could result in the loss of a significant portion or all of your investment in the PLUS, including if you attempt to divest the PLUS at a time when the value of the PLUS has declined.

Additional Risks Related to the iShares® MSCI Emerging Markets ETF and the VanEck Gold Miners ETF

Your Investment in the PLUS Will Be Subject to Foreign Currency Exchange Rate Risk

The iShares® MSCI Emerging Markets ETF and the VanEck Gold Miners ETF each holds assets that are denominated in non-U.S. dollar currencies. The value of the assets held by a basket ETF that are denominated in non-U.S. dollar currencies will be adjusted to reflect their U.S. dollar value by converting the price of such assets from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an asset is denominated, the value of a basket ETF may not increase even if the non-dollar value of the asset held by such basket ETF increases.

Foreign currency exchange rates vary over time, and may vary considerably during the term of your PLUS. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

• existing and expected rates of inflation;

• existing and expected interest rate levels;

• the balance of payments among countries;

• the extent of government surpluses or deficits in the relevant foreign country and the United States; and

• other financial, economic, military, public health and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The market price of the PLUS and values of the basket ETFs could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of U.S. dollars.

Regulators in various countries are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, your PLUS and the trading market for your PLUS. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact your PLUS.

Additional Risks Related to the VanEck Gold Miners ETF

The VanEck Gold Miners ETF is Concentrated in Gold and Silver Mining Companies and Does Not Provide Diversified Exposure

The VanEck Gold Miners ETF’s stocks are not diversified and are concentrated in gold and silver mining companies, which means the VanEck Gold Miners ETF is more likely to be more adversely affected by any negative

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performance of gold and silver mining companies than a basket ETF that includes more diversified stocks across a number of sectors. Investments related to gold and silver are considered speculative and are affected by a variety of factors. Competitive pressures may have a significant effect on the financial condition of gold and silver mining companies. Also, gold and silver mining companies are highly dependent on the price of gold and silver bullion, respectively, and may be adversely affected by a variety of worldwide economic, financial and political factors. The price of gold and silver may fluctuate substantially over short periods of time so the VanEck Gold Miners ETF’s share price may be more volatile than other types of investments. Fluctuation in the prices of gold and silver may be due to a number of factors, including changes in inflation, changes in currency exchange rates and changes in industrial and commercial demand for metals (including fabricator demand). Additionally, increased environmental or labor costs may depress the value of metal investments.

The VanEck Gold Miners ETF May Be Disproportionately Affected By the Performance of a Small Number of Stocks

Although the VanEck Gold Miners ETF held 48 stocks as of June 14, 2023, approximately 17.71% of the VanEck Gold Miners ETF was invested in just two stocks – Newmont Goldcorp Corporation and Barrick Gold Corporation - and approximately 62.40% of the VanEck Gold Miners ETF was invested in just ten stocks. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or more of these companies, may have the effect of significantly lowering the price of the VanEck Gold Miners ETF even if none of the other stocks held by the VanEck Gold Miners ETF are affected by such events. Because of the weighting of the holdings of the VanEck Gold Miners ETF, the amount you receive at maturity could be less than the payment at maturity you would have received if you had invested in a product linked to an exchange-traded fund that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such fund.

Additional Risks Related to the Energy Select Sector SPDR® Fund

The Energy Select Sector SPDR® Fund is Concentrated in the Energy Sector and Does Not Provide Diversified Exposure

The Energy Select Sector SPDR® Fund is not diversified. The Energy Select Sector SPDR® Fund’s assets are concentrated in the energy sector, which means the Energy Select Sector SPDR® Fund is more likely to be more adversely affected by any negative performance of the energy sector than a basket ETF that has more diversified holdings across a number of sectors. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility, and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. In addition, oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. Companies in the energy sector may also be at risk for environmental damage claims.

The Energy Select Sector SPDR® Fund May Be Disproportionately Affected By the Performance of a Small Number of Stocks

Although the Energy Select Sector SPDR® Fund held 23 stocks as of June 14, 2023, 42.63% of the Energy Select Sector SPDR® Fund was invested in just two stocks - Exxon Mobil Corporation and Chevron Corporation. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or both of these companies, such as an oil spill or other catastrophic event, may have the effect of significantly lowering the price of the Energy Select Sector SPDR® Fund even if none of the other stocks held by the Energy Select Sector SPDR® Fund are affected by such events. Because of the weighting of the holdings of the Energy Select Sector SPDR® Fund, the amount you receive at maturity could be less than the payment at maturity you would have received if you had invested in a product linked to a basket ETF that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such Energy Select Sector SPDR® Fund.

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GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Additional Risks Related to the iShares® Silver Trust

The Policies of the Basket Component Investment Advisor of the iShares® Silver Trust Could Affect the Amount Payable on Your PLUS and Their Market Value

The basket component investment advisor of the iShares® Silver Trust may be called upon to make certain policy decisions or judgments concerning the valuation of the assets held by the iShares® Silver Trust, the calculation of the net asset value and net asset value per share, and additions, deletions or substitutions of assets in the iShares® Silver Trust. Such determinations could affect the market price of the shares of the iShares® Silver Trust, and therefore, the amount payable on your PLUS. The amount payable on your PLUS and their market value could also be affected if the trustee changes these policies, for example, by changing or discontinuing the manner in which it evaluates the assets held by the iShares® Silver Trust and the manner in which it calculates the net asset value of the iShares® Silver Trust, in which case it may become difficult or inappropriate to determine the market value of your PLUS.

If events such as these occur, the calculation agent — which initially will be GS&Co. — may determine the basket component closing value of the iShares® Silver Trust — and thus the amount payable on the stated maturity date, if any — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the basket component closing value of the iShares® Silver Trust and the amount payable on your PLUS more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier That is an Index or an Exchange Traded Fund” on page S-27 and “— Role of Calculation Agent” on page S-28 of the accompanying general terms supplement no. 8,999.

There is No Assurance That an Active Trading Market Will Continue for the iShares® Silver Trust or That There Will Be Liquidity in Any Such Trading Market; Further, the iShares® Silver Trust Is Subject to Custody Risks

Although the shares of the iShares® Silver Trust are listed for trading on NYSE Arca, Inc. (the “NYSE Arca”) and a number of similar products have been traded on the NYSE Arca or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the iShares® Silver Trust or that there will be liquidity in the trading market.

The purpose of the iShares® Silver Trust is to own silver transferred to the iShares® Silver Trust in exchange for shares issued by the iShares® Silver Trust. The iShares® Silver Trust is not actively managed and may be affected by a decline in the price of silver.

In addition, the iShares® Silver Trust is subject to custody risk, which refers to the risks in safekeeping the iShares® Silver Trust’s silver bullion.

The iShares® Silver Trust is a Concentrated Investment in a Single Commodity and Does Not Provide Diversified Exposure

The price of shares of the iShares® Silver Trust is linked to the price of silver and not to a diverse basket of commodities or a broad-based commodity index. The price of silver may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. Because the PLUS are linked, in part, to the iShares® Silver Trust that is itself linked to the price of a single commodity, the PLUS may carry greater risk and may be more volatile than a security linked to the prices of multiple commodities or a broad-based commodity index.

The Price of the iShares® Silver Trust is Linked to the Price of Silver, Which May Change Unpredictably and Affect the Value of the PLUS in Unforeseeable Ways

The iShares® Silver Trust attempts to mirror, as closely as possible, before fees and expenses, the performance of the price of silver, and the value of the shares of the iShares® Silver Trust is most directly affected by the value of the silver bullion held by the iShares® Silver Trust. The silver markets are generally subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention.

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GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Silver prices are subject to volatile price movements over short periods of time and are generally affected by numerous factors. These include:

•
a change in economic conditions, such as a recession. Silver is used in a wide range of industrial applications, and an economic downturn could have a negative impact on its demand and, consequently, its price and the value of the iShares® Silver Trust;
•
a significant increase in silver hedging activity by silver producers. Traditionally, silver producers have not hedged to the same extent that other producers of precious metals (gold, for example) have. Should there be an increase in the level of hedging activity of silver producing companies, a decline in world silver prices could result, adversely affecting the value of the iShares® Silver Trust;
•
a significant change in the attitude of speculators and investors towards silver. Should the speculative community take a negative view towards silver, a decline in world silver prices could occur, negatively impacting the value of the shares of the iShares® Silver Trust;
•
global silver supply and demand, which is influenced by such factors as silver’s uses in jewelry, technology and industrial applications, purchases made by investors in the form of bars, coins and other silver products, forward selling by silver producers, purchases made by silver producers to unwind silver hedge positions, central bank purchases and sales, and production and cost levels in major silver-producing countries such as China, Mexico and Peru;
•
global or regional political, economic or financial events and situations, especially those unexpected in nature;
•
investors’ expectations with respect to the rate of inflation;
•
interest rates;
•
investment and trading activities of hedge funds and commodity funds;
•
other economic variables such as income growth, economic output, and monetary policies; and
•
investor confidence.

It is not possible to predict the aggregate effect of all or any combination of these factors. Conversely, several factors may trigger a temporary increase in the price of silver prior to the pricing date for the PLUS. If that is the case, the basket component closing value of the iShares® Silver Trust will be affected by the temporarily high prices of silver, which will negatively affect your payments on the PLUS when the causes for the temporary increase disappear.

Investing in PLUS Linked to the iShares® Silver Trust is Not the Same as Investing Directly in Silver

The performance of the iShares® Silver Trust may not fully replicate the performance of the price of silver due to the fees and expenses charged by the iShares® Silver Trust or by restrictions on access to silver due to other circumstances. The iShares® Silver Trust does not generate any income and as the iShares® Silver Trust regularly sells silver to pay for its ongoing expenses, the amount of silver represented by each share of the iShares® Silver Trust has gradually declined over time. The iShares® Silver Trust sells silver to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of silver. The sale of the iShares® Silver Trust’s silver to pay expenses at a time of low silver prices could adversely affect the value of the iShares® Silver Trust and, therefore, the value of your PLUS. Additionally, there is a risk that part or all of the iShares® Silver Trust’s silver could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise, which could adversely affect the value of your PLUS.

An Investment in the PLUS is Subject to Risks Associated with the London Bullion Market

The price of one share of the iShares® Silver Trust is closely related to the price of silver. The net asset value of the iShares® Silver Trust is obtained by subtracting all accrued fees, expenses and other liabilities of the trust on any day from the total value of the silver and all other assets of the trust on that day.

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GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

In addition, the price at which silver is traded on over-the-counter markets around the world has an effect on the value of shares in the trust. Most of such over-the-counter market trading clears through the London bullion market, which is the market in London on which the members of the LBMA quote prices.

Investments in commodities that are traded on non-U.S. markets involve risks associated with the markets in those countries, including risks of volatility and governmental intervention in those markets.

The LBMA is a self-regulatory association of bullion market participants. Although the LBMA sets out good practices for participants in the bullion market, the LBMA itself is not a regulated entity. If the LBMA should cease operations, if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, or if the LBMA should change any rule or bylaw or take emergency action under its rules, the market for silver, and consequently the values of the iShares® Silver Trust, as well as the value of the PLUS, may be affected. The London bullion market is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than a regulated futures market, and certain features of U.S. futures contracts are not present in the context of London bullion market trading. For example, there are no daily price limits on the London bullion market which would otherwise restrict fluctuations in the prices of London bullion market contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

Termination of the iShares® Silver Trust Could Adversely Affect the Value of the PLUS

The iShares® Silver Trust may be required to terminate and liquidate at a time that is disadvantageous to you, such as when the price of silver is lower than the price of silver at the time when you purchased your PLUS.

The Correlation Between the Performance of the iShares® Silver Trust and the Price of Silver May Be Imperfect

A discrepancy may exist between the performance of the iShares® Silver Trust and the price of silver. Since the shares of the iShares® Silver Trust are traded on an exchange and are subject to market supply and investor demand, the market value of one share of the iShares® Trust may differ from the net asset value per share of the iShares® Silver Trust. As a result of the potential discrepancies identified above, the iShares® Silver Trust return may not correlate perfectly with the return on silver over the same period. For more information, see “The Basket and the Basket Components — iShares® Silver Trust” on page PS-36.

Legal and Regulatory Changes Could Adversely Affect the Return on and Value of Your PLUS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank), which effected substantial changes to the regulation of the futures and over-the-counter (OTC) derivatives markets, was enacted in July 2010. Dodd-Frank required regulators, including the Commodity Futures Trading Commission (CFTC), to adopt regulations to implement many of the requirements of the legislation. While the CFTC has adopted the required regulations, some of them have only recently become effective. The ultimate impact of the regulatory scheme, therefore, cannot yet be fully determined. Under Dodd-Frank, in October 2020 the CFTC adopted a rule to impose limits on the size of positions that can be held by market participants in futures and OTC derivatives on physical commodities. Required compliance with the new position limits rule began on January 1, 2022 for physical commodity futures (and any associated referenced contracts other than economically equivalent swaps) and on January 1, 2023 for economically equivalent swaps. Despite the compliance date for economically equivalent swaps having passed, there remains substantial market uncertainty as to the exact scope of what constitutes an economically equivalent swap. The CFTC also has recently adopted rules governing the aggregation of positions by market participants under common control and by trading managers. While the ultimate scope and impact of the position limit and aggregation rules, as well as other CFTC rules cannot be conclusively determined at present, these new requirements could restrict the ability of certain market participants to participate in the commodities, futures and swap markets and markets for other OTC derivatives on physical commodities to the extent and at the levels that they have in the past. These factors may also have the effect of reducing liquidity and increasing costs in these markets as well as affecting the structure of the markets in other ways.

In addition, these legislative and regulatory changes have increased, and will continue to increase, the level of regulation of markets and market participants, and therefore the costs of participating in the commodities, futures and OTC derivatives markets. Without limitation, these changes require many OTC derivatives transactions to be

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executed on regulated exchanges or trading platforms and cleared through regulated clearing houses. Swap dealers (as defined by the CFTC) are also required to be registered and are subject to various regulatory requirements, including, but not limited to, posting and collecting margin for un-cleared OTC swaps traded bilaterally with financial entities, recordkeeping, reporting and various business conduct requirements, as well as minimum financial capital requirements. These legislative and regulatory changes, and the resulting increased costs and regulatory oversight requirements, could result in market participants being required to, or deciding to, limit their trading activities, which could cause reductions in market liquidity and increases in market volatility. In addition, transaction costs incurred by market participants are likely to be higher than in the past, reflecting the costs of compliance with the new regulations. These consequences could adversely affect the value of the basket components, which could in turn adversely affect the return on and value of your PLUS.

In addition, other regulatory bodies have passed or proposed, or may propose in the future, legislation similar to Dodd-Frank or other legislation containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. For example, the European Union (“EU”) Markets in Financial Instruments Directive (Directive 2014/65/EU) and Markets in Financial Instruments Regulation (Regulation (EU) No 600/2014) (together “MiFID II”), which has applied since January 3, 2018, governs the provision of investment services and activities in relation to, as well as the organized trading of, financial instruments such as shares, bonds, units in collective investment schemes and derivatives. In particular, MiFID II requires EU Member States to apply position limits to the size of a net position which a person can hold at any time in commodity derivatives traded on EU trading venues and in “economically equivalent” OTC contracts. By way of further example, the European Market Infrastructure Regulation (Regulation (EU) No 648/2012) (“EMIR”) introduced certain requirements in respect of OTC derivatives including: (i) the mandatory clearing of OTC derivative contracts declared subject to the clearing obligation; (ii) risk mitigation techniques in respect of uncleared OTC derivative contracts, including the mandatory margining of uncleared OTC derivative contracts; and (iii) reporting and recordkeeping requirements in respect of all derivative contracts. In the event that the requirements under EMIR and MiFID II apply, these are expected to increase the cost of transacting derivatives.

Ongoing Commodities-Related Regulatory Investigations And Private Litigation Could Affect Prices for Commodities, Which Could Adversely Affect Your PLUS

An increased focus on price setting and trading prices by regulators and exchanges recently have resulted in a number of changes to the ways in which prices are determined, including prices for commodities. This increased focus also resulted in the publication of standards for benchmark setting by the International Organization of Securities Commissions. Investigations by regulatory authorities, enforcement actions and criminal proceedings in the United States and around the world, and private litigation regarding potential direct and indirect manipulation of the trading prices of certain commodities, are ongoing against a number of firms.

These ongoing investigations, actions, proceedings and litigations may result in further review by exchanges and regulators of the methods by which commodities prices are determined and the manner in which commodities are traded and changes to those methods. In addition, changes to other commodity-related activities, such as storage facilities and delivery methods, may also occur. If any of these changes occur, the price of the commodity to which your PLUS may be linked may be affected, which may thereby adversely affect the value of the basket components and your PLUS.

In addition, if alleged trading price manipulation or other alleged conduct that may have artificially affected prices has occurred or is continuing, certain published commodity prices (including historical prices) may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. In particular, the historical trading information of the commodity to which your PLUS may be linked may be incorrect and, as a result, may not be representative of the prices or changes in prices or the volatility of the commodity to which your PLUS may be linked. In the future, any such artificially lower (or higher) prices could have an adverse impact on the relevant commodities or commodity contracts and any payments on, and the value of, your PLUS and the trading market for your PLUS.

Additional Risks Related to the SPDR® S&P® Bank ETF

The SPDR® S&P® Bank ETF is Concentrated in Banking Companies and Does Not Provide Diversified Exposure

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The SPDR® S&P® Bank ETF is not diversified. The SPDR® S&P® Bank ETF’s assets will be concentrated in banking companies, which means the SPDR® S&P® Bank ETF is more likely to be adversely affected by any negative performance of banking companies than a basket ETF that has more diversified holdings across a number of sectors. Stock prices for banking companies are affected by extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments those companies can make, the interest rates and fees they can charge and the amount of capital they must maintain. Profitability for banking companies is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact banking companies. Banks may also be subject to severe price competition, as competition is high among banking companies and failure to maintain or increase market share may result in lost market value. In addition, changes in governmental regulation and oversight of financial institutions such as banks and broker-dealers may have an adverse effect on the financial condition of a financial institution and changes in the creditworthiness of financial institutions may adversely affect the values of instruments of issuers in financial industries.

Risks Related to Tax

The Tax Consequences of an Investment in Your PLUS Are Uncertain

The tax consequences of an investment in your PLUS are uncertain, both as to the timing and character of any inclusion in income in respect of your PLUS.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your PLUS that are currently characterized as pre-paid derivative contracts, and any such guidance could adversely affect the tax treatment and the value of your PLUS. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your PLUS after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your PLUS. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the PLUS for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your PLUS, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the PLUS to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your PLUS.

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The Basket and the Basket Components

The Basket

The basket is composed of seven basket components with the following basket component weightings within the basket: the Invesco S&P 500® Equal Weight ETF (25.00% weighting), the iShares® MSCI Emerging Markets ETF (15.00% weighting), the VanEck Gold Miners ETF (15.00% weighting), the EURO STOXX 50® Index (15.00% weighting), the Energy Select Sector SPDR® Fund (10.00% weighting), the iShares® Silver Trust (10.00% weighting) and the SPDR® S&P® Bank ETF (10.00% weighting).

Invesco S&P 500® Equal Weight ETF

The shares of the Invesco S&P 500® Equal Weight ETF (the “basket ETF”) are issued by the Invesco Exchange-Traded Fund Trust (the “trust”), a registered investment company.

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The basket ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of the S&P 500® Equal Weight Index (the “index”). The index consists of all of the components of the S&P 500® Index, which measures the performance of equity securities of larger U.S. companies. The index is an equal-weighted version of the S&P 500® Index.
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The return on your PLUS is linked to the performance of the basket ETF, and not to that of the index on which the basket ETF is based. The basket ETF employs a “full replication” methodology in seeking to track its index, meaning that it generally will invest in all of the securities comprising its index in proportion to their weightings in the index. However, under various circumstances, the basket ETF follows a strategy of “representative sampling”, which means the basket ETF’s holdings are not the same as those of its index. The performance of the basket ETF may significantly diverge from that of its index.
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Invesco Capital Management LLC currently serves as the investment advisor to the basket ETF.
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The basket ETF’s shares trade on the NYSE Arca under the ticker symbol “RSP”.
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The trust’s SEC CIK Number is 0001209466.
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The basket ETF’s inception date was April 24, 2003.

Where Information About the Basket ETF Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the basket ETF (including its fees, top ten constituent stocks and weights and sector weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the basket ETF’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Basket ETF From the Trust’s Publicly Available Information

This pricing supplement relates only to your PLUS and does not relate to the basket ETF. We have derived all information about the basket ETF in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the basket ETF in connection with the offering of your PLUS. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the basket ETF — have been publicly disclosed. Subsequent disclosure of any events

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of this kind or the disclosure of or failure to disclose material future events concerning the basket ETF could affect the value you will receive at maturity and, therefore, the market value of your PLUS.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket ETF.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the basket ETF. As an investor in a PLUS, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a PLUS.

iShares® MSCI Emerging Markets ETF

The shares of the iShares® MSCI Emerging Markets ETF (the “basket ETF”) are issued by iShares, Inc. (the “company”).

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The basket ETF is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index (the “index”). The index is designed to measure equity market performance in the global emerging markets.
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The return on your PLUS is linked to the performance of the basket ETF, and not to that of the index on which the basket ETF is based. The basket ETF follows a strategy of “representative sampling,” which means the basket ETF’s holdings are not the same as those of its index. The performance of the basket ETF may significantly diverge from that of its index.
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The basket ETF’s investment advisor is BlackRock Fund Advisors.
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The basket ETF’s shares trade on the NYSE Arca under the ticker symbol “EEM”.
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The company’s SEC CIK Number is 0000930667.
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The basket ETF’s inception date was April 7, 2003.

Where Information About the Basket ETF Can Be Obtained

Information filed by the company with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov. Information filed with the SEC by the company, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the basket ETF (including its fees, the top ten holdings and weights, sector weights and country weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the basket ETF’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the company with the SEC.

We Obtained the Information About the Basket ETF From the Company’s Publicly Available Information

This pricing supplement relates only to your PLUS and does not relate to the basket ETF. We have derived all information about the basket ETF in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the basket ETF in connection with the offering of your PLUS. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the basket ETF — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the basket ETF could affect the value you will receive at maturity and, therefore, the market value of your PLUS.

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Neither we nor any of our affiliates make any representation to you as to the performance of the basket ETF.

We or any of our affiliates may currently or from time to time engage in business with the company, including making loans to or equity investments in the company or providing advisory services to the company, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the company and, in addition, one or more of our affiliates may publish research reports about the basket ETF. As an investor in a PLUS, you should undertake such independent investigation of the company as in your judgment is appropriate to make an informed decision with respect to an investment in a PLUS.

VanEck Gold Miners ETF

The shares of the VanEck Gold Miners ETF (the “basket ETF”) are issued by VanEck ETF Trust (the “trust”), a registered investment company.

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The basket ETF is an exchange-traded fund that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE® Arca Gold Miners Index® (the “index”). The index is primarily comprised of publicly traded companies involved in the mining for gold and silver.
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The return on your PLUS is linked to the performance of the basket ETF, and not to that of the index on which the basket ETF is based. The performance of the basket ETF may significantly diverge from that of its index.
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The basket ETF’s investment advisor is Van Eck Associates.
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The basket ETF’s shares trade on the NYSE Arca under the ticker symbol “GDX”.
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The trust’s SEC CIK Number is 0001137360.
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The inception date for purposes of the ETF shares was May 16, 2006.

Effective September 1, 2021, the trust changed its name from VanEck Vectors® ETF Trust to VanEck ETF Trust. In addition, effective September 1, 2021, the name of the basket ETF changed from the VanEck Vectors® Gold Miners ETF to the VanEck Gold Miners ETF.

Where Information About the Basket ETF Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the basket ETF (including its fees, top ten holdings and weights, sector weights and country weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the basket ETF’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Basket ETF From the Trust’s Publicly Available Information

This pricing supplement relates only to your PLUS and does not relate to the basket ETF. We have derived all information about the basket ETF in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the basket ETF in connection with the offering of your PLUS. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the basket ETF — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the basket ETF could affect the value you will receive at maturity and, therefore, the market value of your PLUS.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket ETF.

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GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the basket ETF. As an investor in a PLUS, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a PLUS.

EURO STOXX 50® Index

The EURO STOXX 50® Index is a free-float market capitalization-weighted index of 50 European blue chip stocks. The 50 stocks included in the EURO STOXX 50® Index are allocated to one of the following Eurozone countries based on their country of incorporation, primary listing and largest trading volume: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. For more details about the EURO STOXX 50® Index, the basket component publisher and license agreement between the basket component publisher and the issuer, see “The Underliers - EURO STOXX 50® Index” on page S-32 of the accompanying underlier supplement no. 34.

The EURO STOXX 50® Index is the intellectual property of STOXX Limited, Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license. The PLUS or other financial instruments based on the basket component are in no way sponsored, endorsed, sold or promoted by STOXX and its Licensors and neither STOXX nor its Licensors shall have any liability with respect thereto.

Energy Select Sector SPDR® Fund

The shares of the Energy Select Sector SPDR® Fund (the “basket ETF”) are issued by the Select Sector SPDR® Trust (the “trust”), a registered investment company.

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The basket ETF is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Energy Select Sector Index (the “index”). The index includes companies in the S&P 500® Index that have been identified as Energy companies by the Global Industry Classification Standard, including securities of companies from the following industries: oil, gas and consumable fuels; and energy equipment and services. The S&P 500® Index is a broad-based securities market index that includes common stocks of approximately 500 companies from a number of sectors representing a significant portion of the market value of all stocks publicly traded in the United States.
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The return on your PLUS is linked to the performance of the basket ETF, and not to that of the index on which the basket ETF is based. The performance of the basket ETF may significantly diverge from that of its index.
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The basket ETF’s investment advisor is SSGA Funds Management, Inc.
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The basket ETF’s shares trades on the NYSE Arca under the ticker symbol “XLE”.
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The trust’s SEC CIK Number is 0001064641.
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The basket ETF’s inception date was December 16, 1998.

Holdings with Weights Equal to or in Excess of 20% of the Energy Select Sector SPDR® Fund as of June 14, 2023

Exxon Mobil Corporation is registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by this basket component stock issuer with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the above-referenced basket component stock issuer under the Exchange Act can be located by referencing its SEC file number specified below.

The graph below shows the daily historical closing prices of Exxon Mobil Corporation from January 1, 2018 through June 14, 2023. We obtained the prices in the graph below using data from Bloomberg Financial Services, without

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independent verification. We have taken the description of the basket component stock issuer set forth below from publicly available information without independent verification.

According to publicly available information, Exxon Mobil Corporation explores and produces crude oil and natural gas, manufactures, trades, transports and sells crude oil, natural gas, petroleum products, petrochemicals, and a variety of specialty products. Information filed with the SEC by the underlying security issuer under the Exchange Act can be located by referencing its SEC file number 001-02256.

Historical Performance of Exxon Mobil Corporation

Closing Level
120
100
80
60
40
20
0
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

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Where Information About the Basket ETF Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the basket ETF (including its fees, top ten holdings and weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the basket ETF’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Basket ETF From the Trust’s Publicly Available Information

This pricing supplement relates only to your PLUS and does not relate to the basket ETF. We have derived all information about the basket ETF in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the basket ETF in connection with the offering of your PLUS. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the basket ETF — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the basket ETF could affect the value you will receive at maturity and, therefore, the market value of your PLUS.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket ETF.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the basket ETF. As an investor in a PLUS, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a PLUS.

iShares® Silver Trust

The iShares® Silver Trust (the “trust”) issues shares (the “shares”) representing fractional undivided beneficial interests in its net assets.

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The purpose of the trust is to own silver transferred to the trust in exchange for shares issued by the trust. The trust seeks to reflect generally the performance of the price of silver. The trust seeks to reflect such performance before payment of the trust’s expenses and liabilities. The shares are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.
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The trust’s trustee is The Bank of New York Mellon
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The shares trade under the ticker symbol “SLV” on the NYSE Arca.
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The trust’s SEC CIK Number is 0001330568.
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The trust’s inception date was April 21, 2006.

Where Information About the Trust Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

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GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

In addition, information regarding the trust (including its fees) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the trust’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Trust From the Trust’s Publicly Available Information

This pricing supplement relates only to your PLUS and does not relate to the trust. We have derived all information about the trust in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the trust in connection with the offering of your PLUS. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the trust — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the trust could affect the value you will receive at maturity and, therefore, the market value of your PLUS.

Neither we nor any of our affiliates make any representation to you as to the performance of the trust.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the trust. As an investor in a PLUS, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a PLUS.

SPDR® S&P® Bank ETF

The shares of the SPDR® S&P® Bank ETF (the “basket ETF”) are issued by the SPDR® Series Trust (the “trust”), a registered investment company.

•
The basket ETF is an exchange-traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the S&P Banks Select Industry Index (the “index”). The index represents the banks segment of the S&P Total Market Index. The S&P Total Market Index is designed to track the broad U.S. equity market.
•
The return on your PLUS is linked to the performance of the basket ETF, and not to that of the index on which the basket ETF is based. The basket ETF follows a strategy of “representative sampling,” which means the basket ETF’s holdings are not the same as those of its index. The performance of the basket ETF may significantly diverge from that of its index.
•
The basket ETF’s investment advisor is SSGA Funds Management, Inc.
•
The basket ETF’s shares trade on the NYSE Arca under the ticker symbol “KBE”.
•
The trust’s SEC CIK Number is 0001064642.
•
The basket ETF’s inception date was November 8, 2005.

Where Information About the Basket ETF Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

In addition, information regarding the basket ETF (including its fees, top ten holdings and weights and sector weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the basket ETF’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Basket ETF From the Trust’s Publicly Available Information

This pricing supplement relates only to your PLUS and does not relate to the basket ETF. We have derived all information about the basket ETF in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the basket ETF in connection with the offering of your PLUS. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the basket ETF — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the basket ETF could affect the value you will receive at maturity and, therefore, the market value of your PLUS.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket ETF.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the basket ETF. As an investor in a PLUS, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a PLUS.

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Basket Component Closing Values of the Basket Components and Basket Closing Values

The respective basket component closing values of the basket components have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket components have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the basket component closing value of any of the basket components during any period shown below is not an indication that the basket components are more or less likely to increase or decrease at any time during the life of your PLUS.

You should not take the historical basket component closing values of the basket components or the historical basket closing values as an indication of the future performance of the basket components or the basket, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket, the basket components or the basket component stocks will result in your receiving an amount greater than the outstanding principal amount of your PLUS on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performances of the basket components. Before investing in the offered PLUS, you should consult publicly available information to determine the values of the basket components between the date of this pricing supplement and the date of your purchase of the offered PLUS and, given the recent volatility described above, you should pay particular attention to recent values of the basket components. The actual performance of each basket component over the life of the offered PLUS, as well as the payment at maturity, if any, may bear little relation to the historical basket component closing values shown below.

The tables below shows the high, low and period end basket component closing values of the Invesco S&P 500® Equal Weight ETF, the iShares® MSCI Emerging Markets ETF, the VanEck Gold Miners ETF, the EURO STOXX 50® Index, the Energy Select Sector SPDR® Fund, the iShares® Silver Trust and the SPDR® S&P® Bank ETF for each of the four calendar quarters in 2018, 2019, 2020, 2021 and 2022 and the first two calendar quarters of 2023 (through June 14, 2023). We obtained the basket component closing values listed in the tables below from Bloomberg Financial Services, without independent verification.

Historical Quarterly High, Low and Period End Closing Prices of the Invesco S&P 500® Equal Weight ETF

	High	Low	Period End
2018
Quarter ended March 31	$107.43	$96.79	$99.48
Quarter ended June 30	$104.54	$97.30	$101.89
Quarter ended September 30	$108.58	$101.80	$106.81
Quarter ended December 31	$106.81	$86.19	$91.40
2019
Quarter ended March 31	$104.84	$89.68	$104.44
Quarter ended June 30	$108.19	$100.69	$107.80
Quarter ended September 30	$110.18	$102.40	$108.08
Quarter ended December 31	$115.93	$103.92	$115.72
2020
Quarter ended March 31	$118.71	$71.66	$84.02
Quarter ended June 30	$113.09	$79.83	$101.76
Quarter ended September 30	$113.96	$100.38	$108.11
Quarter ended December 31	$127.54	$106.78	$127.54
2021
Quarter ended March 31	$142.80	$125.70	$141.66
Quarter ended June 30	$152.26	$143.08	$150.73

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

	High	Low	Period End
Quarter ended September 30	$157.39	$146.61	$149.82
Quarter ended December 31	$163.01	$150.88	$162.75
2022
Quarter ended March 31	$164.20	$148.26	$157.71
Quarter ended June 30	$158.96	$130.84	$134.23
Quarter ended September 30	$152.39	$127.28	$127.28
Quarter ended December 31	$149.03	$128.02	$141.25
2023
Quarter ended March 31	$154.96	$137.35	$144.62
Quarter ending June 30 (through June 14, 2023)	$147.53	$139.61	$147.25

Historical Quarterly High, Low and Period End Basket Component Closing Values of the iShares® MSCI Emerging Markets ETF

	High	Low	Period End
2018
Quarter ended March 31	$52.08	$45.69	$48.28
Quarter ended June 30	$48.14	$42.33	$43.33
Quarter ended September 30	$45.03	$41.14	$42.92
Quarter ended December 31	$42.93	$38.00	$39.06
2019
Quarter ended March 31	$43.71	$38.45	$42.92
Quarter ended June 30	$44.59	$39.91	$42.91
Quarter ended September 30	$43.42	$38.74	$40.87
Quarter ended December 31	$45.07	$40.27	$44.87
2020
Quarter ended March 31	$46.30	$30.61	$34.13
Quarter ended June 30	$41.19	$32.67	$39.99
Quarter ended September 30	$45.55	$40.44	$44.09
Quarter ended December 31	$51.70	$43.99	$51.67
2021
Quarter ended March 31	$57.96	$51.68	$53.34
Quarter ended June 30	$56.09	$52.01	$55.15
Quarter ended September 30	$54.84	$49.50	$50.38
Quarter ended December 31	$52.50	$47.44	$48.85
2022
Quarter ended March 31	$50.85	$41.54	$45.15
Quarter ended June 30	$46.71	$39.40	$40.10
Quarter ended September 30	$41.05	$34.88	$34.88
Quarter ended December 31	$39.54	$33.93	$37.90
2023
Quarter ended March 31	$42.50	$37.27	$39.46
Quarter ending June 30 (through June 14, 2023)	$40.64	$38.19	$40.64

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Quarterly High, Low and Period End Basket Component Closing Values of the VanEck Gold Miners ETF

	High	Low	Period End
2018
Quarter ended March 31	$24.60	$21.27	$21.98
Quarter ended June 30	$23.06	$21.81	$22.31
Quarter ended September 30	$22.68	$17.57	$18.52
Quarter ended December 31	$21.09	$18.39	$21.09
2019
Quarter ended March 31	$23.36	$20.31	$22.42
Quarter ended June 30	$26.17	$20.17	$25.56
Quarter ended September 30	$30.95	$24.58	$26.71
Quarter ended December 31	$29.49	$26.19	$29.28
2020
Quarter ended March 31	$31.05	$19.00	$23.04
Quarter ended June 30	$37.21	$24.03	$36.68
Quarter ended September 30	$44.53	$36.17	$39.16
Quarter ended December 31	$41.42	$33.42	$36.02
2021
Quarter ended March 31	$38.51	$30.90	$32.50
Quarter ended June 30	$39.68	$33.60	$33.98
Quarter ended September 30	$35.09	$28.91	$29.47
Quarter ended December 31	$34.90	$29.33	$32.03
2022
Quarter ended March 31	$38.91	$29.30	$38.35
Quarter ended June 30	$40.87	$27.38	$27.38
Quarter ended September 30	$28.16	$21.86	$24.12
Quarter ended December 31	$30.04	$22.68	$28.66
2023
Quarter ended March 31	$33.27	$26.68	$32.35
Quarter ending June 30 (through June 14, 2023)	$35.87	$30.20	$30.87

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Quarterly High, Low and Period End Basket Component Closing Values of the EURO STOXX 50® Index

	High	Low	Period End
2018
Quarter ended March 31	3,672.29	3,278.72	3,361.50
Quarter ended June 30	3,592.18	3,340.35	3,395.60
Quarter ended September 30	3,527.18	3,293.36	3,399.20
Quarter ended December 31	3,414.16	2,937.36	3,001.42
2019
Quarter ended March 31	3,409.00	2,954.66	3,351.71
Quarter ended June 30	3,514.62	3,280.43	3,473.69
Quarter ended September 30	3,571.39	3,282.78	3,569.45
Quarter ended December 31	3,782.27	3,413.31	3,745.15
2020
Quarter ended March 31	3,865.18	2,385.82	2,786.90
Quarter ended June 30	3,384.29	2,662.99	3,234.07
Quarter ended September 30	3,405.35	3,137.06	3,193.61
Quarter ended December 31	3,581.37	2,958.21	3,552.64
2021
Quarter ended March 31	3,926.20	3,481.44	3,919.21
Quarter ended June 30	4,158.14	3,924.80	4,064.30
Quarter ended September 30	4,246.13	3,928.53	4,048.08
Quarter ended December 31	4,401.49	3,996.41	4,298.41
2022
Quarter ended March 31	4,392.15	3,505.29	3,902.52
Quarter ended June 30	3,951.12	3,427.91	3,454.86
Quarter ended September 30	3,805.22	3,279.04	3,318.20
Quarter ended December 31	3,986.83	3,331.53	3,793.62
2023
Quarter ended March 31	4,315.05	3,856.09	4,315.05
Quarter ending June 30 (through June 14, 2023)	4,408.59	4,218.04	4,375.98

Historical Quarterly High, Low and Period End Basket Component Closing Values of the Energy Select Sector SPDR® Fund

	High	Low	Period End
2018
Quarter ended March 31	$78.03	$66.02	$67.41
Quarter ended June 30	$78.91	$66.06	$75.94
Quarter ended September 30	$77.37	$71.91	$75.74
Quarter ended December 31	$77.79	$53.84	$57.35
2019
Quarter ended March 31	$67.29	$57.90	$66.12
Quarter ended June 30	$68.61	$58.77	$63.71
Quarter ended September 30	$64.44	$55.85	$59.20
Quarter ended December 31	$61.99	$55.90	$60.04
2020
Quarter ended March 31	$60.87	$23.57	$29.06

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

	High	Low	Period End
Quarter ended June 30	$46.86	$27.62	$37.85
Quarter ended September 30	$38.58	$29.95	$29.95
Quarter ended December 31	$41.60	$27.71	$37.90
2021
Quarter ended March 31	$53.57	$37.96	$49.06
Quarter ended June 30	$56.19	$47.07	$53.87
Quarter ended September 30	$54.81	$45.79	$52.09
Quarter ended December 31	$59.14	$53.01	$55.50
2022
Quarter ended March 31	$78.75	$57.22	$76.44
Quarter ended June 30	$92.28	$70.66	$71.51
Quarter ended September 30	$84.09	$67.49	$72.02
Quarter ended December 31	$94.08	$76.09	$87.47
2023
Quarter ended March 31	$93.11	$76.97	$82.83
Quarter ending June 30 (through June 14, 2023)	$87.23	$76.59	$80.10

Historical Quarterly High, Low and Period End Basket Component Closing Values of the iShares® Silver Trust

	High	Low	Period End
2018
Quarter ended March 31	$16.56	$15.28	$15.41
Quarter ended June 30	$16.26	$15.07	$15.15
Quarter ended September 30	$15.17	$13.23	$13.73
Quarter ended December 31	$14.52	$13.15	$14.52
2019
Quarter ended March 31	$15.07	$14.07	$14.18
Quarter ended June 30	$14.46	$13.46	$14.33
Quarter ended September 30	$18.34	$14.05	$15.92
Quarter ended December 31	$16.92	$15.48	$16.68
2020
Quarter ended March 31	$17.40	$11.21	$13.05
Quarter ended June 30	$17.10	$13.02	$17.01
Quarter ended September 30	$27.00	$16.71	$21.64
Quarter ended December 31	$24.76	$21.05	$24.57
2021
Quarter ended March 31	$26.76	$22.26	$22.70
Quarter ended June 30	$26.19	$23.04	$24.22
Quarter ended September 30	$24.55	$19.95	$20.52
Quarter ended December 31	$23.42	$20.30	$21.51
2022
Quarter ended March 31	$24.45	$20.51	$22.88
Quarter ended June 30	$23.87	$18.64	$18.64
Quarter ended September 30	$19.17	$16.38	$17.50
Quarter ended December 31	$22.23	$16.81	$22.02
2023
Quarter ended March 31	$22.33	$18.40	$22.12
Quarter ending June 30 (through June 14, 2023)	$23.94	$20.86	$21.97

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Quarterly High, Low and Period End Basket Component Closing Values of the SPDR® S&P® Bank ETF

	High	Low	Period End
2018
Quarter ended March 31	$51.86	$46.75	$47.89
Quarter ended June 30	$50.91	$46.82	$47.16
Quarter ended September 30	$50.14	$46.57	$46.57
Quarter ended December 31	$47.44	$35.17	$37.35
2019
Quarter ended March 31	$45.72	$37.71	$41.77
Quarter ended June 30	$46.01	$40.94	$43.36
Quarter ended September 30	$44.97	$39.50	$43.16
Quarter ended December 31	$48.02	$41.05	$47.29
2020
Quarter ended March 31	$47.39	$23.13	$26.96
Quarter ended June 30	$37.85	$24.45	$31.54
Quarter ended September 30	$33.84	$28.21	$29.45
Quarter ended December 31	$41.82	$29.74	$41.82
2021
Quarter ended March 31	$55.06	$41.41	$51.88
Quarter ended June 30	$55.46	$49.93	$51.32
Quarter ended September 30	$53.65	$47.20	$52.91
Quarter ended December 31	$57.89	$51.57	$54.56
2022
Quarter ended March 31	$60.41	$51.35	$52.35
Quarter ended June 30	$51.88	$42.82	$43.88
Quarter ended September 30	$52.32	$43.11	$44.29
Quarter ended December 31	$49.99	$43.77	$45.15
2023
Quarter ended March 31	$50.43	$35.12	$37.07
Quarter ending June 30 (through June 14, 2023)	$38.23	$31.90	$37.14

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

The graphs below show the daily historical basket component closing values of the Invesco S&P 500® Equal Weight ETF, the iShares® MSCI Emerging Markets ETF, the VanEck Gold Miners ETF, the EURO STOXX 50® Index, the Energy Select Sector SPDR® Fund, the iShares® Silver Trust and the SPDR® S&P® Bank ETF from January 1, 2018 through June 14, 2023. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and commodities and, as a result, the level of most equity indices, equity ETFs and commodity ETFs. We obtained the basket component closing values in the graphs below from Bloomberg Financial Services, without independent verification. The Invesco S&P 500® Equal Weight ETF is the successor to the Guggenheim S&P 500® Equal Weight ETF (the “predecessor fund”) as a result of the reorganization of the predecessor fund into the basket ETF, which was consummated after the close of business on April 6, 2018. In the graph, historical closing prices after the reorganization of the predecessor fund into the Invesco S&P 500® Equal Weight ETF on April 6, 2018 can be found to the right of the vertical solid line marker. Closing prices to the left of the vertical solid line marker reflect the closing prices of the Invesco S&P 500® Equal Weight ETF before the reorganization of the predecessor fund into the Invesco S&P 500® Equal Weight ETF as of the close of business on April 6, 2018.

Historical Performance of the Invesco S&P 500® Equal Weight ETF

Closing Level
175
150
125
100
75
50
25
0
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Performance of the iShares® MSCI Emerging Markets ETF

60
50
40
30
20
10
0
Closing Level
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

Historical Performance of the VanEck Gold Miners ETF

50
40
30
20
10
0
Closing Level
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Performance of the EURO STOXX 50® Index

5000
4000
3000
2000
1000
0
Closing Level
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

Historical Performance of the Energy Select Sector SPDR® Fund

100
80
60
40
20
0
Closing Level
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Performance of the iShares® Silver Trust

30
25
20
15
10
5
0
Closing Level
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

Historical Performance of the SPDR® S&P® Bank ETF

Closing Level
60
50
40
30
20
10
0
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Basket Values

The following graph is based on the basket closing value for the period from January 1, 2018 through June 14, 2023 assuming that the basket closing value was 100 on January 1, 2018. We derived the basket closing values based on the method to calculate the basket closing value as described in this pricing supplement and on actual basket component closing values of the basket components on the relevant date. The basket closing value has been normalized such that its hypothetical value on January 1, 2018 was 100. As noted in this pricing supplement, the initial basket value will be set at 100 on the pricing date. The basket closing value can increase or decrease due to changes in the values of the basket components.

150
125
100
75
50
25
0
Closing Level
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Supplemental Discussion of U.S. Federal Income Tax Consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of each PLUS for U.S. federal income tax purposes that will be required under the terms of each PLUS, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

• a dealer in securities or currencies;

• a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

• a bank;

• a life insurance company;

• a regulated investment company;

• an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;

• a tax exempt organization;

• a partnership;

• a person that owns a PLUS as a hedge or that is hedged against interest rate risks;

• a person that owns a PLUS as part of a straddle or conversion transaction for tax purposes; or

• a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how your PLUS should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your PLUS is uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the PLUS, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

United States Holders

This section applies to you only if you are a United States holder that holds your PLUS as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a PLUS and you are:

• a citizen or resident of the United States;

• a domestic corporation;

• an estate whose income is subject to U.S. federal income tax regardless of its source; or

• a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of your PLUS — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your PLUS for all tax purposes as pre-paid derivative contracts in respect of the basket. Except as otherwise stated below, the discussion herein assumes that your PLUS will be so treated.

Upon the sale, exchange or maturity of your PLUS, you should recognize short-term capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your PLUS. Your tax basis in the PLUS will generally be equal to the amount that you paid for the PLUS. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

No statutory, judicial or administrative authority directly discusses how your PLUS should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the PLUS is uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your PLUS in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your PLUS should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. In particular, the Internal Revenue Service could treat your PLUS as short-term debt instruments that provide for contingent payments. The discussion below addresses the tax treatment of your PLUS if they are treated as short-term debt instruments that provide for contingent payments.

Although there is no authority that specifically addresses the tax treatment of short-term debt instruments that provide for contingent payments, it is likely that you should not recognize any income prior to the sale, exchange or maturity of the PLUS. If you are an initial purchaser of the PLUS, upon the maturity of your PLUS you should recognize either ordinary income or short-term capital loss in an amount equal to the difference between the amount you receive with respect to your PLUS at such time and the amount you paid for your PLUS. Upon a sale or exchange of your PLUS prior to the maturity of your PLUS, it would be reasonable for you to recognize short-term capital gain or loss in an amount equal to the difference between the amount you paid for your PLUS and the amount received by you upon such sale or exchange, unless you sell or exchange your PLUS between the determination date and the maturity date, in which case it would be reasonable for you to treat substantially all of any gain that you recognize as ordinary income and any loss that you recognize as a short-term capital loss. You may be required to defer interest deductions that are allocable to your purchase of the PLUS. For more information, please see the discussion under “United States Taxation— Taxation of Debt Securities—United States Holders— Short-Term Debt Securities” in the accompanying prospectus.

It is also possible that your PLUS could be treated in the manner described above, except that any gain or loss that you recognize at maturity would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your PLUS for U.S. federal income tax purposes.

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

It is possible that the Internal Revenue Service could seek to characterize your PLUS in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your PLUS for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered PLUS, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating each PLUS for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your PLUS after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your PLUS.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect a PLUS issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your PLUS.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your PLUS and, notwithstanding that we do not intend to treat the PLUS as debt for tax purposes, we intend to backup withhold on such payments with respect to your PLUS unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your PLUS.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of a PLUS and are, for U.S. federal income tax purposes:

• a nonresident alien individual;

• a foreign corporation; or

• an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a PLUS.

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your PLUS at maturity and, notwithstanding that we do not intend to treat each PLUS as debt for tax purposes, we intend to backup withhold on such payments with respect to your PLUS unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your PLUS should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your PLUS at maturity to be subject to withholding, even if you comply with certification requirements as to your foreign status.

As discussed above, alternative characterizations of each PLUS for U.S. federal income tax purposes are possible. Should an alternative characterization of each PLUS by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the PLUS to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of a PLUS should consult their tax advisors in this regard.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange or maturity of your PLUS, could be collected via withholding. If these regulations were to apply to your PLUS, we may be required to withhold such taxes if any U.S.-source dividends are paid on the Invesco S&P 500® Equal Weight ETF, the iShares® MSCI Emerging Markets ETF, the VanEck Gold Miners ETF, the Energy Select Sector SPDR® Fund, the iShares® Silver Trust or the SPDR® S&P® Bank ETF or on the stocks included in the EURO STOXX 50® Index during the term of the PLUS. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the PLUS in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2025, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your PLUS, your PLUS will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your PLUS for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the PLUS will generally be subject to the FATCA withholding rules.

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Additional Information About the PLUS

This section is meant as a summary and should be read in conjunction with the section entitled “Supplemental Terms of the Notes” on page S-16 of the accompanying general terms supplement no. 8,999. This pricing supplement supersedes any conflicting provisions of the accompanying general terms supplement no. 8,999.

Please read this information in conjunction with the summary terms on the front cover of this pricing supplement.

Additional Provisions:
Basket component investment advisor for the Invesco S&P 500® Equal Weight ETF:	Invesco Capital Management LLC
Basket component investment advisor for the iShares® MSCI Emerging Markets ETF:	BlackRock Fund Advisors
Basket component investment advisor for the VanEck Gold Miners ETF:	Van Eck Associates Corporation
Basket component publisher for the EURO STOXX 50® Index:	STOXX Limited
Basket component investment advisor for the Energy Select Sector SPDR® Fund:	SSGA Funds Management, Inc.
Basket component investment advisor for the iShares® Silver Trust:	The Bank of New York Mellon
Basket component investment advisor for the SPDR® S&P® Bank ETF:	SSGA Funds Management, Inc.
Underlying index for the Invesco S&P 500® Equal Weight ETF:	the S&P 500® Equal Weight Index
Underlying index for the iShares® MSCI Emerging Markets ETF:	the MSCI Emerging Markets Index
Underlying index for the VanEck Gold Miners ETF:	the NYSE Arca Gold Miners Index
Underlying index for the Energy Select Sector SPDR® Fund:	the Energy Select Sector Index
Underlying index for the SPDR® S&P® Bank ETF:	the S&P Banks Select Industry Index
Denominations:	$1,000 and integral multiples of $1,000 in excess thereof
Interest:	None
Postponement of stated maturity date:	As described under "Supplemental Terms of the Notes — Stated Maturity Date” on page S-17 of the accompanying general terms supplement no. 8,999
Postponement of valuation date:	As described under “Supplemental Terms of the Notes — Determination Date” on page S-17 of the accompanying general terms supplement no. 8,999
Specified currency:	U.S. dollars (“$”)

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Basket component closing value:

With respect to each basket component, as described under “Supplemental Terms of the Notes — Special Calculation Provisions — Closing Level” on page S-38 of the accompanying general terms supplement no. 8,999 and, with respect to the Invesco S&P 500® Equal Weight ETF, the iShares® MSCI Emerging Markets ETF, the VanEck Gold Miners ETF, the Energy Select Sector SPDR® Fund, the iShares® Silver Trust and the SPDR® S&P® Bank ETF only, subject to anti-dilution adjustments as described under “Supplemental Terms of the Notes - Anti-dilution Adjustments for Exchange-Traded Funds” on page S-34 of the accompanying general terms supplement no. 8,999

Business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Business Day” on page S-37 of the accompanying general terms supplement no. 8,999
Basket component business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Trading Day” on page S-37 of the accompanying general terms supplement no. 8,999
FDIC:	The PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank
Trustee:	The Bank of New York Mellon
Calculation agent:	GS&Co.
Use of proceeds and hedging:	As described under “Use of Proceeds” and “Hedging” on page S-43 of the accompanying general terms supplement no. 8,999
ERISA:	As described under “Employee Retirement Income Security Act” on page S-50 of the accompanying general terms supplement no. 8,999
Supplemental plan of distribution; conflicts of interest:

As described under “Supplemental Plan of Distribution” on page S-51 of the accompanying general terms supplement no. 8,999 and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $ .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered PLUS specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the PLUS to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $17.50, or 1.75% of the principal amount, for each PLUS it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $5.00 of the selling concession, or 0.50% of the principal amount, for each PLUS as a structuring fee. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of PLUS within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of PLUS will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell PLUS in this offering to an account over which it

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

exercises discretionary authority without the prior specific written approval of the account holder.

We expect to deliver the PLUS against payment therefor in New York, New York on July , 2023. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the PLUS on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the PLUS. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time.

June 2023

GS Finance Corp. PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

About Your PLUS:

The PLUS are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp., and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

• General terms supplement no. 8,999 dated February 13, 2023

• Underlier supplement no. 34 dated June 9, 2023

• Prospectus supplement dated February 13, 2023

• Prospectus dated February 13, 2023

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your PLUS.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “trading day” shall be deemed to refer to “basket component business day”, “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price,” “closing value,” “index closing value” or “ETF closing price”, as applicable.

Please note that, for purposes of this pricing supplement, references in the underlier supplement no. 34 to “underlier(s)”, “indices”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “pricing date” and “underlying index publisher”, respectively.

June 2023

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying underlier supplement no. 34, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying underlier supplement no. 34, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the PLUS offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying underlier supplement no. 34, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$

GS Finance Corp.

PLUS Based on the Value of a Basket of an Equity Index and Commodity and Equity ETFs due January 2, 2024

Principal at Risk Securities

Goldman Sachs & Co. LLC

June 2023